Exhibit (a)(16)

To All Ventana Employees,

As you may have seen, Roche once again extended its tender offer — this time until November 1, 2007.

This is now the third time that Roche has had to extend its offer, as only 63,541 shares, or less than 0.2 percent of our total outstanding shares, have been tendered. This low tender count, coupled with the fact that our shares are currently trading well above Roche’s $75 offer, suggests that our investors clearly agree with us that the offer fails to reflect the inherent value of the Company, its steady growth momentum, and the magnitude of the synergies that would be unlocked in a combination with Roche. As we still firmly believe the offer is wholly inadequate, our Board of Directors continues to recommend that stockholders not tender any of their shares to Roche.

While it’s difficult to say how things will play out, over the next weeks and months it is possible that Roche will continue to make announcements with regard to its interest in Ventana. As always, we will continue to operate business as usual and ask that you remain focused on delivering on our commitments to customers — I’ve been very proud of your continued accomplishments over the last few months and am confident in our ability to meet our goals going forward.

I want to again express my sincere gratitude for your hard work and dedication.

Best regards,

Chris

VENTANA’S STOCKHOLDERS SHOULD READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON JULY 11, 2007, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO. THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT SETS FORTH THE REASONS FOR THE RECOMMENDATION OF THE VENTANA BOARD AND RELATED INFORMATION. THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER PUBLIC FILINGS MADE FROM TIME TO TIME BY THE COMPANY WITH THE SEC ARE AVAILABLE WITHOUT CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV, AT VENTANA’S WEBSITE AT WWW.VENTANAMED.COM OR FROM VENTANA’S INFORMATION AGENT, INNISFREE M&A INCORPORATED AT (888) 750-5834.